                                                           Exhibit No. EX-99.d

                               BARRETT GROWTH FUND
                                   a series of
                                THE BARRETT FUNDS
                                565 Fifth Avenue
                               NEW YORK, NY 10017

                         INVESTMENT MANAGEMENT AGREEMENT

     THIS  AGREEMENT,  dated  March 7, 2001,  is made by and between THE BARRETT
FUNDS, a Delaware business trust (the "Trust"),  on behalf of the BARRETT GROWTH
FUND (the "Fund"),  and BARRETT  ASSOCIATES,  INC., a New York  corporation (the
"Investment Advisor").

                             W I T N E S S E T H:

     WHEREAS, the Trust has been organized and operates as an investment company registered under the Investment Company Act of 1940, as amended (the "Investment
Company  Act"),  and engages in the business of investing  and  reinvesting  its assets in securities; and

     WHEREAS,  the Investment  Advisor is a registered  investment advisor under the  Investment  Advisers Act of 1940,  as amended  (the  "Advisers  Act"),  and engages in the business of providing investment management services; and

     WHEREAS,  the Board of Trustees and shareholders of the Trust have selected the Investment Advisor to serve as the investment advisor for the Fund effective as of the date of this  Agreement,  after taking into account the fact that Legg
Mason, Inc. has acquired a controlling interest in the Investment Advisor.

     NOW, THEREFORE,  in consideration of the mutual covenants herein contained, and each of the parties hereto  intending to be legally  bound,  it is agreed as follows:

          1. The Trust on  behalf  of the Fund  hereby  employs  the  Investment
     Advisor to manage the investment and  reinvestment of the Fund's assets and to provide administration of the Fund not otherwise provided by third party service  providers,  subject to the  direction of the Board of Trustees and officers  of the Trust,  for the period  and on the terms  hereinafter  set forth.  The Investment  Advisor  hereby accepts such  employment and agrees during such period to render the services and assume the obligations herein set forth for the  compensation  herein  provided.  The Investment  Advisor shall for all purposes herein,  be deemed to be an independent  contractor, and shall,  unless  otherwise  expressly  provided and authorized,  have no authority to act for or to  represent  the Trust or the Fund in any way, or in any way be  deemed an agent of the  Trust or the  Fund.  The  Investment
     Advisor shall  regularly  make  decisions as to what  securities  and other investments to purchase and sell on behalf of the Fund and shall effect the purchase  and  sale  of  such  investments  in  furtherance  of the  Fund's objectives and policies.  The Investment Advisor shall record and implement such  decisions  and shall  furnish the Board of Trustees of the Trust with such  information  and  reports  regarding  the Fund's  investments  as the
     Investment  Advisor deems  appropriate  or as the Trustees of the Trust may reasonably  request.  Subject to compliance  with the  requirements  of the
     Investment  Company Act, the Investment Advisor may retain as a sub-advisor to the Fund,  at the  Investment  Advisor's  own  expense,  any  investment advisor registered under the Advisers Act.

          2. (a)The  Trust shall  conduct its own business and affairs and shall bear the expenses and salaries  necessary and incidental thereto including, but  not in  limitation  of the  foregoing,  the  costs  incurred  in:  the maintenance of its corporate  existence;  the maintenance of its own books, records and procedures;  dealing with its own shareholders;  the payment of dividends; transfer of stock, including issuance, redemption and repurchase of  shares;  preparation  of share  certificates;  reports  and  notices to shareholders;  calling and holding of shareholders' meetings; miscellaneous
     office  expenses;   brokerage   commissions;   custodian  fees;  legal  and
     accounting fees; taxes, and state and federal registration fees. Directors,
     officers,    and   employees   of   the    Investment    Advisor   may   be
     trustees/directors,  officers  and  employees  of the  funds of  which  the
     Investment Advisor serves as Investment  Advisor.  Directors,  officers and employees  of the  Investment  Advisor who are  trustees,  officers  and/or employees  of the Trust shall not receive any  compensation  from the Trust for acting in such dual capacity.

          In the conduct of the respective  businesses of the parties hereto and in the performance of this Agreement,  the Trust and the Investment Advisor may share facilities common to each, with appropriate proration of expenses between them.

          (b)To the extent the  Investment  Advisor incurs any costs by assuming expenses which are an obligation of the Fund as set forth herein,  the Fund shall  promptly  reimburse  the  Investment  Advisor  for  such  costs  and expenses,  except to the extent the Investment Advisor has otherwise agreed to bear such  expenses.  To the extent the  services  for which the Fund is obligated to pay are performed by the  Investment  Advisor,  the Investment
     Advisor  shall be  entitled  to recover  from the Fund to the extent of the
     Investment Advisor's actual costs for providing such services.

          3. (a)The  Investment  Advisor shall place and execute Fund orders for the purchase and sale of portfolio securities with broker-dealers.  Subject to  obtaining  the best  available  execution,  the  Investment  Advisor is authorized  to  place  orders  for  the  purchase  and  sale  of  portfolio securities for the Fund with such broker-dealers as it may select from time to time.  Subject to subparagraph (b) below, the Investment Advisor is also authorized to place  transactions with  broker-dealers who provide research or  statistical  information  or  analyses to the Fund,  to the  Investment
     Advisor,  or to any other client for whom the Investment  Advisor  provides investment  management  services.  Subject to obtaining the best  available execution,  the Investment  Advisor may also place  brokerage  transactions with  broker-dealers  who sell shares of the Fund.  Broker-dealers who sell shares of the Fund shall only  receive  orders for the  purchase or sale of portfolio  securities  to the extent  that the placing of such orders is in compliance  with the rules of the U.S.  Securities and Exchange  Commission and the National  Association  of Securities  Dealers,  Inc. The Investment
     Advisor  also  agrees  that it will  cooperate  with the  Trust to  execute instructions  from the Trust that  brokerage  transactions  be allocated to broker-dealers who provide benefits directly to the Fund.

          (b)Notwithstanding  the  provisions  of  subparagraph  (a)  above  and subject to such  policies and  procedures as may be adopted by the Board of
     Trustees and officers of the Trust, the Investment Advisor is authorized to pay a member of an exchange,  broker or dealer an amount of commission  for effecting a securities  transaction  in excess of the amount of  commission another  member of an  exchange,  broker or dealer  would have  charged for effecting that transaction,  in such instances where the Investment Advisor has  determined in good faith that such amount of commission was reasonable in relation to the value of the brokerage and research services provided by such member,  broker or dealer,  viewed in terms of either that  particular transaction  or the  Investment  Advisor's  overall  responsibilities  with respect to the Fund and to other clients for which the  Investment  Advisor exercises investment discretion.

          (c)The   Investment   Advisor  is  authorized   to  direct   portfolio
     transactions  to a  broker-dealer  which  is an  affiliated  person  of the
     Investment  Advisor  or the Fund in  accordance  with  such  standards  and procedures  as may be approved by the Board in accordance  with  Investment
     Company Act Rule 17e-1,  or other rules  promulgated  by the Securities and
     Exchange   Commission.   Any   transaction   placed   with  an   affiliated
     broker-dealer must (i) be placed at the best available execution,  and (ii)
     may not be a principal transaction.

          4. (a)As  compensation  for the services to be rendered to the Fund by the Investment Advisor under the provisions of this Agreement, the Trust on behalf of the Fund  shall pay to the  Investment  Advisor  from the  Fund's assets an annual fee equal to 1.00% of the average  daily net assets of the
     Fund, payable on a monthly basis.

          (b)If this  Agreement is  terminated  prior to the end of any calendar month, the management fee shall be prorated for the portion of any month in which this  Agreement is in effect  according to the  proportion  which the number of calendar days, during which the Agreement is in effect,  bears to the number of calendar  days in the month,  and shall be payable  within 10 days after the date of termination.

          (c)The  Investment  Advisor may voluntarily  reduce any portion of the compensation  or  reimbursement  of  expenses  due to it  pursuant  to this
     Agreement  and may agree to make payments to limit  expenses  which are the responsibility  of the Fund under this  Agreement.  Any such  reduction  or payment shall be applicable only to such specific  reduction or payment and shall not  constitute  an  agreement to reduce any future  compensation  or reimbursement due to the Investment Advisor hereunder or to continue future payments.  Any such  reduction  will be agreed upon prior to accrual of the related expense or fee and will be estimated  daily. Any fee withheld shall be voluntarily  reduced and any Fund expense paid by the Investment Advisor voluntarily or pursuant to an agreed expense limitation shall be reimbursed by the Fund to the Investment  Advisor in the first,  second,  or third (or any combination thereof) fiscal year next succeeding the fiscal year of the withholding,  reduction,  or payment to the extent  permitted by applicable law if the aggregate  expenses for the next succeeding  fiscal year, second fiscal year or third succeeding fiscal year do not exceed any limitation to which the Investment  Advisor has agreed.  Such  reimbursement  may be paid prior to the Fund's  payment of current  expenses  if so  requested  by the
     Investment  Advisor even if such payment may require the Investment Advisor to waive or reduce its fees hereunder or to pay current Fund expenses.

          5. The services to be rendered by the Investment  Advisor to the Trust on behalf of the Fund under the  provisions of this Agreement are not to be deemed to be exclusive,  and the Investment Advisor shall be free to render similar or  different  services  to others so long as its ability to render the services provided for in this Agreement shall not be impaired thereby.

          6. The Investment Advisor,  its directors,  officers,  employees,  and agents may engage in other  businesses,  may render  investment  management services  to  other  investment  companies,  or to any  other  corporation, association,  firm or individual,  and may render underwriting  services to the  Trust  on  behalf  of the  Fund or to any  other  investment  company, corporation, association, firm or individual.

          7. In the absence of willful misfeasance, bad faith, gross negligence, or a reckless  disregard  of the  performance  of duties of the  Investment
     Advisor  to the  Fund,  the  Investment  Advisor  shall not be  subject  to liabilities to the Fund or to any shareholder of the Fund for any action or omission in the course of, or connected with,  rendering services hereunder or for any losses that may be sustained in the purchase, holding or sale of any security, or otherwise.

          8. In accordance  with the Agreement and  Declaration  of Trust of the
     Trust,  in the event that the  Investment  Advisor  ceases to be the Fund's investment  manager for any reason,  the Trust will (unless the  Investment
     Advisor  otherwise agrees in writing) take all necessary steps to cause the
     Fund to  change  to a name  not  including  the  word  "Barrett,"  within a reasonable period of time.

          9. This  Agreement  shall be executed  and become  effective as of the date written below if approved by the vote of a majority of the outstanding voting  securities of the Fund. It shall continue in effect for a period of two years and may be renewed  thereafter  only so long as such  renewal and continuance  is  specifically  approved  at least  annually by the Board of
     Trustees or by vote of a majority of the outstanding  voting  securities of the Fund and only if the terms and the renewal hereof have been approved by the vote of a majority  of the  Trustees  of the Trust who are not  parties hereto or interested persons of any such party, cast in person at a meeting called for the  purpose  of voting on such  approval.  Notwithstanding  the foregoing,  this  Agreement  may be  terminated  by the  Trust at any time, without  the  payment of a penalty,  on sixty  days  written  notice to the
     Investment Advisor of the Trust's intention to do so, pursuant to action by the Board of  Trustees  of the Trust or pursuant to a vote of a majority of the outstanding  voting securities of the Fund. The Investment  Advisor may terminate  this  Agreement  at any time,  without the payment of penalty on sixty days  written  notice to the Trust of its  intention  to do so.  Upon termination of this Agreement, the obligations of all the parties hereunder shall cease and  terminate as of the date of such  termination,  except for any obligation to respond to a breach of this Agreement  committed prior to such termination,  and except for the obligation of the Trust to pay to the
     Investment Advisor the fee provided in Paragraph 4 hereof,  prorated to the date of termination.  This Agreement shall  automatically  terminate in the event of its assignment.

          10.  This  Agreement  shall  extend to and bind the heirs,  executors, administrators and successors of the parties hereto.

          11. For the purposes of this Agreement,  the terms "vote of a majority
     of  the  outstanding  voting   securities";   "interested   persons";   and
     "assignment" shall have the meaning defined in the Investment Company Act.

     IN WITNESS WHEREOF, the parties hereto have caused their corporate seals to be  affixed  and duly  attested  and their  presents  to be signed by their duly authorized officers as of the 7th day of March, 2001.

Attest:                                THE BARRETT FUNDS

                                       By:  /s/ Robert E. Harvey
                                            ----------------------------------
                                            Robert E. Harvey, President

Attest:                                BARRETT ASSOCIATES, INC.

                                       By:  /s/ John D. Barrett, II
                                            ----------------------------------
                                            John D. Barrett, II, Chairman